Exhibit 99.1

LETTER OF TRANSMITTAL

To Tender For Exchange
Any and All Unregistered Outstanding
5.375% Fixed-to-Floating Rate Subordinated Notes Due 2029
in Exchange for
Registered 5.375% Fixed-to-Floating Rate Subordinated Notes Due 2029
of
MERIDIAN CORPORATION

Pursuant to the Prospectus Dated [•], 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON [•], 2020, UNLESS EXTENDED

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

Deliver to the Exchange Agent, By Mail, Overnight Courier or Hand:

U.S. Bank National Association

111 Fillmore Avenue

St. Paul, MN 55107-1402

Attention: Specialized Finance

Telephone: (800) 934-6802

Fax (651) 466-7367

For Information Call:

(800) 934-6802

The undersigned hereby acknowledges receipt of the prospectus, dated [•], 2020, of Meridian Corporation, a Pennsylvania corporation (the “Company”), which, together with this Letter of Transmittal, constitute the Company’s offer to exchange (the “Exchange Offer”) up to $40,000,000 aggregate principal amount of its new 5.375% Fixed-to-Floating Rate Subordinated Notes due 2029 (CUSIP No.[•]) (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 5.375% Fixed-to-Floating Rate Subordinated Notes due 2029 (CUSIP Nos. 58960C AA7 AND 58960C AB5) (the “Old Notes”). Old Notes may be tendered in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof.  The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on [•], 2020, or such later date or time as the Company may extend the Exchange Offer (the “Expiration Date”).

Tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC, by executing the tender through the DTC Automated Tender Offer Program (“ATOP”), for which the Exchange Offer is eligible. DTC participants that are tendering Old Notes pursuant to the Exchange Offer must transmit their acceptance through the ATOP to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account.  DTC will then send an agent’s message to the Exchange Agent for its acceptance. For you to validly tender your Old Notes pursuant to the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures confirming that (i) DTC has received your instructions to tender your Old Notes and (ii) you agree to be bound by the terms of this Letter of Transmittal.  Accordingly, this Letter of Transmittal need not be completed and delivered by a holder tendering through the DTC ATOP. However, such holder, as a result of its transmission of acceptance to DTC, will be bound by the terms of this Letter of Transmittal and the terms of the Exchange Offer, as described in the prospectus and this Letter of Transmittal. Delivery by a holder of documents to DTC does not constitute delivery to the Exchange Agent.

There is no procedure for guaranteed delivery of the Old Notes.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes.

By tendering the Old Notes pursuant to the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Company’s understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to other parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated, (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), to the effect that New Notes issued in exchange for Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires the New Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes and has no arrangement with any person to participate in the distribution of the New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is acquiring the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of the New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes. If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for the Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Exchange Offer is subject to the conditions set forth in the prospectus under the caption “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived, in whole or in part, by the Company) as more particularly set forth in the prospectus, the Company may not be required to exchange any of the Old Notes tendered by this Letter of Transmittal and, in such event, the Old Notes not exchanged will be returned to the undersigned.

By tendering Old Notes pursuant to the Exchange Offer, the undersigned represents, warrants and agrees that:

(1)              it has received and reviewed the Prospectus;

(2)              it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal and/or transmit its acceptance through ATOP;

(3)              the Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

(4)              it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)              in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering Old Notes, the undersigned has made its own independent appraisal of the matters referred to in the prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company or the Exchange Agent, other than those contained in the prospectus, as amended or supplemented through the Expiration Date;

(6)              the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing;

(7)              irrevocably appoints the Exchange Agent as its attorney and agent and irrevocably instructs such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered hereby in favor of the Company or any other person or persons as the Company may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Company or its nominees such Old Notes; and

(8)              the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

The undersigned understands that its representations, warranties and agreements with respect to its tender of Old Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the date of delivery of the New Notes. For purposes of this Letter of Transmittal, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to such Old Notes.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on [•], 2020, or on such later date or time to which the Company may extend the Exchange Offer.

New Notes, and Old Notes not tendered or accepted for exchange, will be issued in the name of the undersigned. Similarly, New Notes, and Old Notes not tendered or accepted for exchange, will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated by the undersigned in writing, pursuant to the book-entry transfer procedures described in the prospectus, promptly after the Expiration Date for the Exchange Offer.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering” in the prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

Name:

Amount tendered

(if less than all):

Address:

Name of Tendering Institution:

Account Number:

Transaction Number:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

(Forming part of the terms and conditions of the Exchange Offer)

1. BOOK-ENTRY CONFIRMATIONS. Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of the Old Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to the Expiration Date.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED TO BE MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, HOLDERS SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE APPLICABLE EXCHANGE OFFER AND PROPER INSURANCE SHOULD BE OBTAINED. HOLDERS MAY REQUEST THEIR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDER. HOLDERS SHOULD NOT SEND ANY REQUIRED DOCUMENT TO THE COMPANY.

2. VALIDITY OF TENDERS.

The Company will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Old Notes not properly tendered or any acceptance of the Old Notes that would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, none of the Company, the Exchange Agent, the Trustee and any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3. WITHDRAWAL OF TENDERS. Tenders of Old Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. For a withdrawal to be effective, a holder must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures.

Any permitted withdrawal of Old Notes may not be rescinded. Any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, properly withdrawn Old Notes may be re-tendered by following the procedures described in the prospectus under the caption “The Exchange Offer—Procedures for Tendering” at any time prior to the Expiration Date.

4. PARTIAL TENDERS; NO CONDITIONAL TENDERS. Tenders of Old Notes pursuant to the any Exchange Offer will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount at maturity of all Old Notes held by the holder is not tendered, then Old Notes for the principal amount of the Old Notes not tendered and New Notes in exchange for any Old Notes accepted will be returned by credit to the holder’s account at DTC, as soon as practicable following the Expiration Date.

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

5. TAXPAYER IDENTIFICATION NUMBER AND IRS FORM W-9. Each tendering holder should provide the Exchange Agent with its correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct taxpayer identification number or an adequate basis for an exemption, the holder may be subject to backup withholding in an amount currently equal to up to 28% of any reportable payments made with respect to the Old Notes and a $50 penalty imposed by the Internal Revenue Service. If withholding results in an over-payment of taxes, a refund may be obtained.

To prevent backup withholding on any reportable payments, each holder tendering Old Notes must provide such holder’s correct taxpayer identification number by completing the included IRS Form W-9, certifying (under penalties of perjury) that such holder is a U.S. person (including a resident alien), that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number), and that (1) such holder is exempt from backup withholding, (2) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. See the instructions to the included IRS Form W-9.

Certain holders (including, among others, certain non-United States individuals) tendering Old Notes are exempt from these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide its correct taxpayer identification number and check the “Exempt payee” box on the IRS Form W-9. In order for a non-U.S. person to qualify as exempt, such person must submit an appropriate IRS Form W-8 (for example, an IRS Form W-8BEN). An IRS Form W-8 may be obtained from the Internal Revenue Service website at www.irs.gov or from the Exchange Agent.

The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding. Holders are urged to consult with their own tax advisors to determine if they are exempt from backup withholding.

6. TRANSFER TAXES. Holders who tender Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Company to register the New Notes in the name of, or request that the Old Notes not tendered or not accepted pursuant to the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number set forth above. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.